UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 19, 2007

SYNTROLEUM CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	0-21911	73-1565725
(State or jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

4322 South 49th West Avenue Tulsa, Oklahoma	74107
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code: (918) 592-7900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Item 2.01	Completion of Acquisition or Disposition of Assets.

On January 19, 2007, Syntroleum International Corporation (“Syntroleum International”), a direct wholly owned subsidiary of Syntroleum Corporation (“Syntroleum”), and Syntroleum entered into a share sale and purchase agreement (the “Agreement”) with African Energy Equity Resources Limited (“AEER”), a direct wholly owned subsidiary of Energy Equity Resources (Norway) Limited (“EERNL”), and EERNL. The Agreement was entered into pursuant to a letter of intent between Syntroleum International and Energy Equity Resources Limited (“EERL”), dated November 30, 2006 and previously disclosed in Syntroleum’s Form 8-K filed on December 19, 2006. Pursuant to the Agreement, Syntroleum International sold all of the outstanding shares in Syntroleum International Holdings Company and Syntroleum International Holdings, Ltd. (together, the “Companies”) to AEER on January 19, 2007. The Companies were indirect wholly owned subsidiaries of Syntroleum, and through Syntroleum Nigeria Ltd. hold interests in the Ajapa and Aje fields offshore Nigeria. As consideration for the stock of the Companies, EERL, on behalf of AEER, paid Syntroleum International a $2 million deposit in accordance with terms of the letter of intent and AEER will pay up to an additional $23,171,802, subject to the occurrence of certain financial and commercial milestones. Among these milestones, AEER will pay Syntroleum International (i) $10,171,802 on the earlier to occur of April 1, 2007 or the date that AEER (or a member of its group) raises additional capital, (ii) $5 million from the first gross revenues AEER receives from each of the Ajapa and Aje interests, and (iii) $3 million if third party farmees enter into an agreement to fund at least half of the cost of drilling the Aje-4 well. Further, Syntroleum International will procure John B. Holmes Jr. to remain as director of Syntroleum Nigeria Ltd. and Branch Russell to provide reasonable assistance to Syntroleum Nigeria Ltd.’s ongoing operation in Nigeria, in each case for at least 180 days after the date of the Agreement.

The Agreement contains customary representations, warranties, covenants and indemnities. EERNL has irrevocably guaranteed AEER’s punctual discharge of its payment obligations and liabilities arising under the Agreement. Syntroleum has irrevocably guaranteed Syntroleum International’s punctual discharge of its payment obligations and liabilities arising under the Agreement.

The foregoing descriptions are qualified in their entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 8.01	Other Events.

As previously disclosed on Form 8-K filed on April 21, 2005, on April 11, 2005, Syntroleum International entered into a Participation Agreement (“Participation Agreement”) with Dorset Group Corporation (“Dorset”). Pursuant to the Participation Agreement, Dorset committed to provide funding to Syntroleum International to be used to evaluate investment opportunities, conduct oil and gas project development activities, and acquire interests in oil and gas properties. Pursuant to a Joinder Agreement dated April 20, 2005 between Ernest Williams II Q-TIP TUA (the “Williams Trust”) and Syntroleum International, the Williams Trust joined the Participation Agreement. Subject to an assignment that became effective on September 30,

2006, Jerry B. Williams (“Williams”) was assigned the Williams Trust’s interest in the Participation Agreement. Similarly, pursuant to a Joinder Agreement dated September 19, 2005 between the Selim K. Zilkha Trust (the “Trust”) and Syntroleum International, the Trust joined the Participation Agreement. As previously disclosed on Form 8-K filed on October 6, 2006, this agreement was terminated with respect to Dorset’s participation.

In connection with Syntroleum’s disposition of the Companies, on December 20, 2006, Syntroleum International, the Trust, and Williams agreed to terminate the remainder of the Participation Agreement. Syntroleum International will re-pay the contributions made by Williams and the Trust, which amount to $1,193,386 each. Of this amount, $360,000 was paid on or before December 22, 2006, and $833,386 will be paid on or before May 1, 2007. On January 2, 2007, Syntroleum guaranteed the obligations of Syntroleum International arising out of the letter agreement dated December 20, 2006 between Syntroleum International and the Trust.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

10.1

Share Sale and Purchase Agreement, dated January 19, 2007, between Syntroleum International Corporation, Syntroleum Corporation, African Energy Equity Resources Limited and Energy Equity Resources (Norway) Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SYNTROLEUM CORPORATION
Date: January 22, 2007	By:	/s/ Richard L. Edmonson
Richard L. Edmonson Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

10.1

Share Sale and Purchase Agreement, dated January 19, 2007, between Syntroleum International Corporation, Syntroleum Corporation, African Energy Resources Limited and Energy Equity Resources (Norway) Limited.